As filed with the Securities and Exchange Commission on March 29, 2001.
                             Subject to Amendment.Registration Nos. 333-
                                                                    333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                --------------
Savannah Electric and Power Company      Georgia                 58-0418070
Savannah Electric Capital Trust II       Delaware                Applied for
     (Exact name of                  (State or other          (I.R.S. Employer
registrant as specified              jurisdiction of         Identification No.)
    in its charter)                  incorporation or
                                       organization)

                             600 Bay Street, East
                            Savannah, Georgia 31401
                                (912) 644-7171
  (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)
                                --------------
                                KIRBY R. WILLIS
             Vice President, Treasurer and Chief Financial Officer
                      Savannah Electric and Power Company
                             600 Bay Street, East
                            Savannah, Georgia 31401
                                (912) 644-7171
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

                                --------------
 The Commission is requested to mail signed copies of all orders, notices and communications to:
     GALE E. KLAPPA        E. POMEROY WILLIAMS,    JOHN D. McLANAHAN, ESQ.
Financial Vice President           ESQ.             TROUTMAN SANDERS LLP
  THE SOUTHERN COMPANY    BOUHAN, WILLIAMS & LEVY   600 Peachtree Street,
  270 Peachtree Street,             LLP                     N.E.
          N.W.              The Armstrong House          Suite 5200
 Atlanta, Georgia 30303       447 Bull Street      Atlanta, Georgia 30308-
                          Savannah, Georgia 31401           2216
                                --------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                             Proposed       Proposed
                                             Maximum        Maximum
 Title of Each Class of       Amount      Offering Price   Aggregate     Amount of
    Securities to be           to be           Per          Offering    Registration
       Registered          Registered(1)  Unit(1)(2)(3)  Price(1)(2)(3)    Fee(1)
------------------------------------------------------------------------------------
Savannah Electric
 Capital Trust II
 Preferred Securities..
------------------------------------------------------------------------------------
Savannah Electric and
 Power Company Senior
 Notes.................
------------------------------------------------------------------------------------
Savannah Electric and
 Power Company Junior
 Subordinated Notes....
------------------------------------------------------------------------------------
Savannah Electric and
 Power Company Guarantee
 with respect to
 Preferred Securities of
 Savannah Electric
 Capital Trust II
 (4)(5)................
------------------------------------------------------------------------------------
Total..................   $110,000,000(6)      100%       $110,000,000    $27,500(7)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) There are being registered hereunder such presently indeterminate number of Preferred Securities of Savannah Electric Capital Trust II and such presently indeterminate principal amount of Senior Notes and Junior Subordinated Notes of Savannah Electric and Power Company with an aggregate initial offering price not to exceed $110,000,000. Junior Subordinated Notes also may be issued to Savannah Electric Capital Trust
    II and later distributed upon dissolution and distribution of the assets thereof, which would include such Junior Subordinated Notes for which no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Exclusive of accrued interest and distributions, if any.
(4) No separate consideration will be received for the Savannah Electric and Power Company Guarantee. Pursuant to Rule 457(n) no separate fee is payable in respect of the Savannah Electric and Power Company Guarantee.
(5) Includes the obligations of Savannah Electric and Power Company under the Trust Agreement, the Subordinated Note Indenture, the related series of Junior Subordinated Notes, the Guarantee and the Agreement as to Expenses and Liabilities, which include the Company's covenant to pay any indebtedness, expenses or liabilities of the Trust (other than obligations pursuant to the terms of the Preferred Securities or other similar interests), all as described in this registration statement.
(6) Includes $40,000,000 of unsold securities previously registered under Registration Statement No. 333-46171.
(7) Pursuant to Rule 429 under the Securities Act of 1933, the registration fee consists of $17,500 paid herewith and $10,000 which has been previously paid. See Note (6).
                                --------------
  The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
  The within Prospectus contains the information required by Rule 429 of the Commission under the Securities Act of 1933 with respect to the $40,000,000 of securities remaining unsold under Registration Statement No. 333-46171.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION DATED MARCH 29, 2001
PROSPECTUS

                                  $110,000,000

                      Savannah Electric and Power Company

                                  Senior Notes

                           Junior Subordinated Notes

                                  -----------

                       Savannah Electric Capital Trust II
                           Trust Preferred Securities
         Fully and unconditionally guaranteed, as set forth herein, by

                      Savannah Electric and Power Company

                      a subsidiary of The Southern Company

                                  -----------

  We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        , 2001

                             ABOUT THIS PROSPECTUS

  This Prospectus is part of a registration statement filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process under the Securities Act of 1933, as amended (the "1933 Act"). Under the shelf process, Savannah Electric and Power Company (the "Company") may sell, in one or more transactions,

  .  senior notes (the "Senior Notes")

  .  junior subordinated notes (the "Junior Subordinated Notes")

and Savannah Electric Capital Trust II (the "Trust") may sell

  .  trust preferred securities or capital securities (the "Preferred
     Securities")

in one or more offerings up to a total dollar amount of $110,000,000. This Prospectus provides a general description of those securities. Each time the Company sells securities, the Company will provide a prospectus supplement that will contain specific information about the terms of that offering ("Prospectus Supplement"). The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement together with additional information under the heading "Available Information."

                             AVAILABLE INFORMATION

  The Company and the Trust have filed with the Commission a combined registration statement on Form S-3 (the "Registration Statement," which term encompasses any amendments thereof and exhibits thereto) under the 1933 Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants including the Company that file electronically at http://www.sec.gov. In addition, reports and other material concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  No separate financial statements of the Trust are included herein. The Company considers that such statements would not be material to holders of the Preferred Securities because the Trust has no independent operations and exists for the sole purpose of investing the proceeds of the sale of the Trust Securities (as defined below) in Junior Subordinated Notes.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated herein by reference and made a part of this
Prospectus:

    (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000; and

    (b) the Company's Current Report on Form 8-K dated February 28, 2001.

  All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference). Such requests should be directed to Kirby R. Willis, Vice President, Treasurer and Chief Financial Officer, Savannah Electric and Power Company, 600 Bay Street, East, Savannah, Georgia 31401, telephone: (912) 644-7171.

                             SELECTED INFORMATION

  The following material, which is presented herein solely to furnish limited introductory information regarding the Company, has been selected from, or is based upon, the detailed information and financial statements appearing in the documents incorporated herein by reference or elsewhere in this Prospectus, is qualified in its entirety by reference thereto and, therefore, should be read together therewith.

                      Savannah Electric and Power Company

Business.....................  Generation, transmission, distribution and sale of electric energy

Service Area.................  Approximately 2,000 square miles comprising the
                               City of Savannah, Georgia and portions of the surrounding five-county area

Service Area Population
 (1990 Census)...............  Approximately 250,000

Customers at December 31,
 2000........................  131,892

Generating Capacity at
 December 31, 2000
 (kilowatts).................  787,631

Sources of Generation during
 2000 (kilowatt-hours).......  Coal (88%), Gas and Oil (12%)

Sources of Generation
 Estimated for 2001
 (kilowatt-hours)............  Coal (85%), Gas and Oil (15%)

                                Certain Ratios

  The following table sets forth the Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis) for the periods indicated.

                                              Year Ended December 31,
                                              ------------------------
                                              1996 1997 1998 1999 2000
                                              ---- ---- ---- ---- ----
                                               (Thousands, except ratios)
Ratio of Earnings to Fixed Charges(1)........ 4.04 4.16 4.17 3.23 3.24
Ratio of Earnings to Fixed Charges Plus
 Preferred Dividend Requirements (Pre-Income
 Tax Basis)(2)............................... 3.18 3.25 3.32 3.23 3.24

--------
(1) This ratio is computed as follows: (i) "Earnings" have been calculated by adding to "Earnings Before Interest and Income Taxes" the debt portion of allowance for funds used during construction, and (ii) "Fixed Charges" consist of "Net Interest Charges" plus the debt portion of allowance for funds used during construction.
(2) In computing this ratio, "Preferred Dividend Requirements" represent the before tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.

                      SAVANNAH ELECTRIC AND POWER COMPANY

  The Company was incorporated under the laws of the State of Georgia on August 5, 1921. The principal executive offices of the Company are located at 600 Bay Street, East, Savannah, Georgia 31401, and the telephone number is
(912) 644-7171.

  The Company is a wholly owned subsidiary of The Southern Company, a holding company registered under the Public Utility Holding Company Act of 1935, as amended. The Company is engaged in the generation and purchase of electricity and the distribution and sale of electricity at retail and, as a member of the Southern electric system power pool, the transmission and sale of wholesale energy. The Company has approximately 132,000 customers in a five-county area in Eastern Georgia containing approximately 2,000 square miles, including the City of Savannah and its environs, most of Chatham County, most of Effingham County and portions of Bryan, Bulloch and Screven Counties. The Company's service area has a population of approximately 250,000 with approximately 94% of its customers located in metropolitan Savannah. The City of Savannah is one of the largest general cargo ports, and a leading foreign trade port, on the South Atlantic Coast.

                                   THE TRUST

  The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on March 23, 2001. The Trust's business is defined in a trust agreement, executed by the Company, as Depositor, and the Delaware Trustee thereunder. This trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Trust Agreement"). The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Company will own all of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") of the Trust. The Trust Securities represent undivided beneficial interests in the assets of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in a related series of Junior Subordinated Notes, and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. The payment of periodic cash distributions on the Preferred Securities and payments on liquidation and redemption with respect to the Preferred Securities, in each case to the extent the Trust has funds legally and immediately available therefor, will be guaranteed by the Company (the "Guarantee") to the extent set forth under "Description of the Guarantee."

  The Trust's business and affairs will be conducted by its trustees, which shall be appointed by the Company as the holder of the Common Securities: two officers of the Company as Administrative Trustees; The Bank of New York as Property Trustee; and The Bank of New York (Delaware) as Delaware Trustee (collectively, the "Securities Trustees"). The Property Trustee of the Trust will act as the indenture trustee with respect to the Trust for purposes of compliance with the provisions of the 1939 Act.

  The principal place of business of the Trust shall be c/o the Company, 600 Bay Street, East, Savannah, Georgia 31401, telephone (912) 644-7171, Attn:
Treasurer.

  Reference is made to the Prospectus Supplement relating to the Preferred Securities for further information concerning the Trust.

                       ACCOUNTING TREATMENT OF THE TRUST

  For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company, and appropriate disclosures concerning the Preferred Securities, the Guarantee and the Junior Subordinated Notes will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Preferred Securities as an expense.

                                USE OF PROCEEDS

  The Trust will invest the proceeds received from the sale of its Preferred Securities in Junior Subordinated Notes. Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by the Company from such investment and any proceeds received from the sale of its Senior Notes or other sales of its Junior Subordinated Notes will be used in connection with its ongoing construction program, to pay scheduled maturities and/or refundings of its securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes.

                        DESCRIPTION OF THE SENIOR NOTES

  Set forth below is a description of the general terms of the Senior Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Note Indenture dated as of March 1, 1998 between the Company and The Bank of New York, as trustee (the "Senior Note Indenture Trustee"), as to be supplemented by a supplemental indenture thereto establishing the Senior Notes of each series (the Senior Note Indenture, as so supplemented, is hereinafter referred to as the "Senior Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Senior Notes will include those stated in the Senior Note Indenture and those made a part of the Senior Note Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the Senior Note Indenture.

General

  The Senior Notes will be issued as unsecured senior debt securities under the Senior Note Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Company. The Senior Notes will be effectively subordinated to all secured debt of the Company, including its first mortgage bonds, aggregating approximately $114,000,000 outstanding at December 31, 2000. The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that may be issued thereunder and provides that Senior Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Senior Note Indenture. The Senior Note Indenture gives the Company the ability to reopen a previous issue of Senior Notes and issue additional Senior Notes of such series, unless otherwise provided.

  Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Senior Notes being offered thereby: (i) the title of such Senior Notes; (ii) any limit on the aggregate principal amount of such Senior Notes; (iii) the date or dates on which the principal of such Senior Notes is payable; (iv) the rate or rates at which such Senior Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any) and interest, if any, on such Senior Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Senior Notes may be redeemed, in whole or in part, at the option of the Company; (vii) the obligation, if any, of the Company to redeem or purchase such Senior Notes; (viii) the denominations in which such Senior Notes shall be issuable; (ix) if other than the principal amount thereof, the portion of the principal amount of such Senior Notes which shall be payable upon declaration of acceleration of the maturity thereof; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Senior Note Indenture pertaining to such Senior Notes; (xi) whether such Senior Notes shall be issued in whole or in part in the form of a Global Security; and (xii) any other terms of such Senior Notes.

  The Senior Note Indenture does not contain provisions that afford holders of Senior Notes protection in the event of a highly leveraged transaction involving the Company.

Events of Default

  The Senior Note Indenture provides that any one or more of the following described events with respect to the Senior Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Senior Notes of such series:

    (a) failure for 10 days to pay interest on the Senior Notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or

    (b) failure to pay principal or premium, if any, or interest on the Senior Notes of such series when due at maturity or upon earlier redemption; or

    (c) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Senior Note of such series; or

    (d) failure to observe or perform any other covenant or warranty of the Company in the Senior Note Indenture (other than a covenant or warranty which has expressly been included therein solely for the benefit of one or more series of Senior Notes other than such series) for 90 days after written notice to the Company from the Senior Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes of such series; or

    (e) certain events of bankruptcy, insolvency or reorganization of the Company.

  The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Indenture Trustee with respect to the Senior Notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the Senior Notes of any series, then the Senior Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Senior Notes of such series may declare the principal amount thereof due and payable immediately by notice in writing to the Company (and to the Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Senior Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Senior Note

Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and all sums paid or advanced by the Senior
Note Indenture Trustee, including reasonable compensation and expenses of the Senior Note Indenture Trustee.

  The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series may, on behalf of the holders of all the Senior Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Senior Note Indenture cannot be modified or amended thereunder without the consent of the holder of each outstanding Senior Note of such series affected thereby.

Registration and Transfer

  The Company shall not be required to (i) issue, register the transfer of or exchange Senior Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Senior Notes of such series called for redemption, or (ii) register the transfer of or exchange any Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

Payment and Paying Agent

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Senior Notes will be made only against surrender to the Paying Agent of such Senior Notes. Principal of and interest on Senior Notes will be payable subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to the Senior Notes. Payment of interest on Senior Notes on any interest payment date will be made to the person in whose name the Senior Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

  Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Note Indenture Trustee will act as Paying Agent with respect to the Senior Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

  All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Senior Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Senior Notes will thereafter look only to the Company for payment thereof.

Modification

  The Senior Note Indenture contains provisions permitting the Company and the Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes of each series affected thereby, to modify the Senior Note Indenture or the rights of the holders of the Senior Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Senior Note affected thereby, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Senior Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Note Indenture or certain defaults thereunder and their consequences) provided for in the Senior Note Indenture, or (iii) modify any of the provisions of the Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Senior
Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Note affected thereby.

  In addition, the Company and the Senior Note Indenture Trustee may execute, without the consent of any holders of Senior Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of senior notes.

Consolidation, Merger and Sale

  The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Senior Note Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

Information Concerning the Senior Note Indenture Trustee

  The Senior Note Indenture Trustee, prior to an Event of Default with respect to Senior Notes of any series, undertakes to perform, with respect to Senior Notes of such series, only such duties as are specifically set forth in the Senior Note Indenture and, in case an Event of Default with respect to Senior Notes of any series has occurred and is continuing, shall exercise, with respect to Senior Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Senior Note Indenture at the request of any holder of Senior Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  The Bank of New York, the Senior Note Indenture Trustee, also serves as Subordinated Note Indenture Trustee, as Property Trustee and as Guarantee Trustee. The Company and/or certain of its affiliates maintain deposit accounts and banking relationships with The Bank of New York. The Bank of New York also serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

Governing Law

  The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

  The Company will have the right at all times to assign any of its rights or obligations under the Senior Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Senior Note Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

                 DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

  Set forth below is a description of the general terms of the Junior Subordinated Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Note Indenture dated as of December 1, 1998 between the Company and The Bank of New York, as trustee (the "Subordinated Note Indenture Trustee"), as to be supplemented by a supplemental indenture thereto establishing the Junior Subordinated Notes of each series (the Subordinated
Note Indenture, as so supplemented, is hereinafter referred to as the "Subordinated Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Junior Subordinated Notes will include those stated in the Subordinated
Note Indenture and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the Subordinated Note Indenture.

General

  The Junior Subordinated Notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of Junior Subordinated Notes that may be issued thereunder and provides that Junior Subordinated Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture. The Subordinated Note Indenture gives the Company the ability to reopen a previous issue of Junior Subordinated Notes and issue additional Junior Subordinated Notes of such series, unless otherwise provided.

  Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Junior Subordinated Notes being offered thereby: (i) the title of such Junior Subordinated Notes; (ii) any limit on the aggregate principal amount of such Junior Subordinated Notes;
(iii) the date or dates on which the principal of such Junior Subordinated Notes is payable; (iv) the rate or rates at which such Junior Subordinated Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any) and interest, if any, on such Junior Subordinated Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Junior Subordinated Notes may be redeemed, in whole or in part, at the option of the Company; (vii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Notes; (viii) the denominations in which such Junior Subordinated Notes shall be issuable; (ix) if other than the principal amount thereof, the portion of the principal amount of such Junior Subordinated Notes which shall be payable upon declaration of acceleration of the maturity thereof; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such Junior Subordinated Notes; (xi) whether such Junior Subordinated Notes shall be issued in whole or in part in the form of a Global Security; (xii) the right, if any, of the Company to extend the interest payment periods of such Junior Subordinated Notes; and (xiii) any other terms of such Junior Subordinated Notes. The terms of any series of Junior Subordinated Notes issued to the Trust will correspond to those of the Preferred Securities of the Trust as described in the Prospectus Supplement relating to the Preferred Securities.

  The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving the Company.

Subordination

  The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of the Company. No payment of principal of (including redemption payments, if any), or premium, if any, or interest on (including Additional Interest (as defined below)) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.

  The term "Senior Indebtedness" means, with respect to the Company, (i) any payment due in respect of indebtedness of the Company, whether outstanding at the date of execution of the Subordinated Note Indenture or thereafter incurred, created or assumed, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and
(b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company that, by their terms, are senior or senior subordinated debt securities including, without limitation, all obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Notes and (2) any unsecured indebtedness between or among the Company or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

  The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of December 31, 2000, Senior Indebtedness of the Company aggregated approximately
$193,000,000.

Additional Interest

  "Additional Interest" is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of Junior Subordinated Notes (if the holder is the Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest thereon from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

Certain Covenants

  The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of Junior Subordinated Notes, that, (i) if at such time the Company shall have given notice of its election to extend an interest payment period for such series of Junior Subordinated Notes and such extension shall be continuing, (ii) if at such time the Company shall be in default with respect to its payment or other obligations under the Guarantee with respect to the Trust Securities, if any, related to such series of Junior Subordinated Notes, or (iii) if at such time an Event of Default thereunder with respect to such series of Junior Subordinated Notes shall have occurred and be continuing, (a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the Guarantee) issued by the Company which rank pari passu with or junior to the Junior Subordinated Notes. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassifications of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (ii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

  The Subordinated Note Indenture further provides that, for so long as the Trust Securities remain outstanding, the Company covenants (i) to directly or indirectly maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the Company under the Subordinated
Note Indenture may succeed to the Company's ownership of such Common Securities, and (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Events of Default

  The Subordinated Note Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Junior Subordinated Notes of such series:

    (a) failure for 10 days to pay interest on the Junior Subordinated Notes of such series, including any Additional Interest (as defined in clause
  (ii) of the definition thereof in the Subordinated Note Indenture) in respect thereof, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

    (b) failure for 10 days to pay Additional Interest (as defined in clause
  (i) of the definition thereof in the Subordinated Note Indenture); or

    (c) failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition thereof in the Subordinated Note Indenture), on the Junior Subordinated Notes of such series when due at maturity or upon earlier redemption; or

    (d) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Junior Subordinated Note of such series; or

    (e) failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included therein solely for the benefit of one or more series of Junior Subordinated Notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series; or

    (f) certain events of bankruptcy, insolvency or reorganization of the Company.

  The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the Junior Subordinated Notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount thereof due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series had been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.

  A holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

  The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended thereunder without the consent of the holder of each outstanding Junior Subordinated Note of such series affected thereby.

Registration and Transfer

  The Company shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption, or (ii) register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.

Payment and Paying Agent

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to the Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any interest payment date will be made to the person in whose name the Junior Subordinated Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

  Unless otherwise indicated in an applicable Prospectus Supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

  All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Junior Subordinated Notes will thereafter look only to the Company for payment thereof.

Modification

  The Subordinated Note Indenture contains provisions permitting the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series affected thereby, to modify the Subordinated
Note Indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount thereof or the rate of interest (including Additional Interest) thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults thereunder and their consequences) provided for in the Subordinated Note Indenture, or
(iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes in a manner adverse to such holder.

  In addition, the Company and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of junior subordinated notes.

Consolidation, Merger and Sale

  The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Subordinated Note Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

Information Concerning the Subordinated Note Indenture Trustee

  The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  The Bank of New York, the Subordinated Note Indenture Trustee, also serves as Senior Note Indenture Trustee, as Property Trustee and as Guarantee Trustee. The Company and/or certain of its affiliates maintain deposit accounts and banking relationships with The Bank of New York. The Bank of New York also serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

Governing Law

  The Subordinated Note Indenture and Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

  The Company will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  The Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Trust Agreement will authorize the Administrative Trustees, on behalf of the Trust, to issue the Preferred Securities. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferral or other special rights or such restrictions as shall be set forth in the Trust Agreement. Reference is made to the Prospectus Supplement relating to the Preferred Securities for specific terms, including
(i) the distinctive designation of the Preferred Securities; (ii) the number of Preferred Securities issued; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities and the date or dates on which such distributions shall be payable; (iv) whether distributions on the Preferred Securities shall be cumulative and, in the case of Preferred Securities having cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on the Preferred Securities shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of the Trust to the holders of the Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust;
(vi) the obligation, if any, of the Trust to purchase or redeem the Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which the Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation;
(vii) the voting rights, if any, of the Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of

Preferred Securities as a condition to specified action or amendments to the Trust Agreement; (viii) the rights, if any, to defer distributions on the Preferred Securities by extending the interest payment period on the related Junior Subordinated Notes; and (ix) any other relative rights, preferences, privileges, limitations or restrictions of the Preferred Securities not inconsistent with the Trust Agreement or applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth under "Description of the Guarantee." Any material United States federal income tax considerations applicable to an offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

                         DESCRIPTION OF THE GUARANTEE

  Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the holders of Preferred Securities from time to time. The Guarantee will be qualified as an indenture under the 1939 Act. The Bank of New York will act as indenture trustee under the Guarantee (the "Guarantee Trustee") for purposes of the 1939 Act. The terms of the Guarantee will be those set forth therein and those made part thereof by the 1939 Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the 1939 Act. The Guarantee will be held by the Guarantee Trustee for the benefit of holders of the Preferred Securities.

General

  Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined herein), to the extent not paid by, or on behalf of, the Trust, regardless of any defense, right of set-off or counterclaim that the Company may have or assert against any person. The following payments or distributions with respect to the Preferred Securities to the extent not paid or made by, or on behalf of, the Trust will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions required to be paid on the Preferred Securities but if and only if and to the extent that the Trust has funds legally and immediately available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), with respect to any Preferred Securities called for redemption by the Trust, but if and only to the extent the Trust has funds legally and immediately available therefor, and (iii) upon a dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds legally and immediately available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities in liquidation of the Trust (the "Guarantee Payments"). The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Trust to pay such amounts to such holders.

  The Guarantee will be a guarantee of the Guarantee Payments with respect to the Preferred Securities from the time of issuance of the Preferred Securities, but will not apply to the payment of distributions and other payments on the Preferred Securities when the Trust does not have sufficient funds legally and immediately available to make such distributions or other payments. If the Company does not make interest payments on the Junior Subordinated Notes held by the Property Trustee, the Trust will not make distributions on its Preferred Securities.

Subordination

  The Company's obligations under the Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Notes, except those obligations or liabilities made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference securities of any affiliate of the Company, and (iii) senior to all common stock of the Company. The terms of the Preferred Securities will provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee. The Company has outstanding common stock that ranks junior to the Guarantee.

  The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity).

Amendments and Assignment

  Except with respect to any changes that do not materially and adversely affect the rights of holders of the Preferred Securities (in which case no consent will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

Termination

  The Guarantee will terminate and be of no further force and effect as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of Junior Subordinated Notes to the holders of Preferred Securities, or upon full payment of the amounts payable upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid with respect to the Preferred Securities or under the Guarantee.

Events of Default

  An event of default under the Guarantee will occur upon the failure by the Company to perform any of its payment obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. The holders of a majority in liquidation amount of Preferred Securities may, by vote, on behalf of the holders of all the Preferred Securities, waive any past event of default and its consequences.

Information Concerning the Guarantee Trustee

  The Guarantee Trustee, prior to the occurrence of any event of default with respect to the Guarantee and after the curing or waiving of all events of default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, in case an event of default has occurred, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

  The Bank of New York, the Guarantee Trustee, also serves as Property Trustee, as Senior Note Indenture Trustee and as Subordinated Note Indenture Trustee. The Company and/or certain of its affiliates maintain deposit accounts and banking relationships with The Bank of New York. The Bank of New York serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

Governing Law

  The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Agreement as to Expenses and Liabilities

  Pursuant to the Agreement as to Expenses and Liabilities to be entered into by the Company under the Trust Agreement, the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of the Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED NOTES AND
                                 THE GUARANTEE

  As long as payments of interest and other payments are made when due on the series of Junior Subordinated Notes issued to the Trust, such payments will be sufficient to cover distributions and payments due on the Trust Securities primarily because (i) the aggregate principal amount of the series of Junior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Notes will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Company shall pay for all costs and expenses of the Trust pursuant to the Agreement as to Expenses and Liabilities; and
(iv) the Trust Agreement provides that the Securities Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  Payments of distributions (to the extent funds therefor are legally and immediately available) and other payments due on the Preferred Securities (to the extent funds therefor are legally and immediately available) will be guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest payments on the Junior Subordinated Notes, it is not expected that the Trust will have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the Trust has sufficient funds legally and immediately available for the payment of such distributions.

  If the Company fails to make interest or other payments on the Junior Subordinated Notes when due (taking into account any extension period as described in the applicable Prospectus Supplement), the Trust Agreement provides a mechanism whereby the holders of the Preferred Securities may appoint a substitute Property Trustee. Such holders may also direct the Property Trustee to enforce its rights under the Junior Subordinated Notes, including proceeding directly against the Company to enforce the Junior Subordinated Notes. If the Property Trustee fails to enforce its rights under any series of Junior Subordinated Notes, to the fullest extent permitted by applicable law, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Junior Subordinated Notes without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on Junior Subordinated Notes having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes.

  If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. In addition, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

  The Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes of the related series, the Trust Agreement and the Agreement as to Expenses and Liabilities, as described above, constitute a full and unconditional guarantee by the Company of the payments due on the Preferred Securities.

  Upon any voluntary or involuntary dissolution, winding-up or termination of the Trust, unless Junior Subordinated Notes of the related series are distributed in connection therewith, the holders of Preferred Securities of the Trust will be entitled to receive, out of assets legally available for distribution to holders, a liquidation distribution in cash as described in the applicable Prospectus Supplement. Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Notes, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Because the Company is guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to holders of the Preferred Securities) pursuant to the Agreement as to Expenses and Liabilities, the positions of a holder of Preferred Securities and a holder of Junior Subordinated Notes of the related series relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

  A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Subordinated Note Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Notes provide that no payments may be made in respect of the Junior Subordinated Notes until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Notes would constitute an Event of Default under the Subordinated Note Indenture with respect to the Junior Subordinated Notes except that failure to make interest payments on the Junior Subordinated Notes will not be an Event of Default during an extension period as described in the applicable Prospectus Supplement.

                             PLAN OF DISTRIBUTION

  The Company may sell the Senior Notes and the Junior Subordinated Notes and the Trust may sell the Preferred Securities in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of Senior Notes, Junior Subordinated Notes or Preferred Securities will set forth the terms of the offering of such Senior Notes, Junior Subordinated Notes or Preferred Securities, including the name or names of any underwriters or agents, the purchase price of such Senior Notes, Junior Subordinated Notes or Preferred Securities and the proceeds to the Company or the Trust from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Senior Notes, Junior Subordinated Notes or Preferred Securities may be listed.

  If underwriters participate in the sale, such Senior Notes, Junior Subordinated Notes or Preferred Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

  Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Senior Notes, Junior Subordinated Notes or Preferred Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Senior Notes, Junior Subordinated Notes or Preferred Securities, if any are purchased.

  Underwriters and agents may be entitled under agreements entered into with the Company and/or the Trust to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

  Each series of Senior Notes, Junior Subordinated Notes or Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Senior Notes, Junior Subordinated Notes or Preferred Securities are sold for public offering and sale may make a market in such Senior Notes, Junior Subordinated Notes or Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Senior Notes, Junior Subordinated Notes or Preferred Securities may or may not be listed on a national securities exchange.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Company and the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and the Trust. The validity of the Senior Notes, the Junior Subordinated Notes, the Guarantee and certain matters relating thereto will be passed upon on behalf of the Company by Bouhan, Williams & Levy LLP, Savannah, Georgia, and by Troutman Sanders LLP, Atlanta, Georgia. Certain legal matters will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

  The financial statements and schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by the Company are as follows:

 Filing Fees--Securities and Exchange Commission--registration statement............................................................$ 27,500
 Charges of trustees (including counsel)..............................  30,000
 Listing fees of New York Stock Exchange..............................  29,500
 Printing and preparation of registration statement, prospectus, etc. ................................................................  75,000
 Rating Agency fees................................................... 135,000
 Services of Southern Company Services, Inc. .........................  60,000
 Fees and expenses of counsel.........................................  60,000
 Blue sky fees and expenses...........................................  10,000
 Fees of accountants, Arthur Andersen LLP.............................  90,000
 Miscellaneous expenses...............................................   8,000
                                                                      --------
    Total.............................................................$525,000*
                                                                      ========

--------
* Each Prospectus Supplement will reflect estimated expenses of the Company and listing fees based upon the amount of the related offering.

Item 15. Indemnification of Directors and Officers.

  The applicable statutes of the State of Georgia provide that a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director of the corporation or who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in his or her official capacity, that such conduct was in the best interest of the corporation, in all other cases, that such conduct was at least not opposed to the best interest of the corporation and, in the case of any criminal proceeding, that the individual had no reasonable cause to believe his conduct was unlawful. However, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct or in connection with any proceeding in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. In addition, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Also, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and, if he or she is not a director, to such further extent as may be provided by the articles of incorporation, the by-laws, a resolution of the board of directors or contract, except for liability arising out of conduct that constitutes: appropriation, in violation of his or her duties, of any business opportunity of the corporation; acts or omissions which involve intentional misconduct or a knowing violation of law; unlawful distributions; or receipt of an improper personal benefit, and a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, by-laws, general or specific action of its board of directors, or contract.

  Article XXXI of the By-laws of the Company provides in pertinent part as follows:

    Each person who is or was a director or officer of the Corporation or is or was an employee of the Corporation holding one or more positions of management through and inclusive of department managers (but not positions below the level of department managers) (such positions being hereinafter referred to as "Management Positions") and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was an employee of the Corporation holding one or more Management Positions, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Article shall inure to the benefit of the heirs, executors and administrators of such persons.

    Expenses (including attorneys' fees) incurred by a director or officer of the Corporation or employee of the Corporation holding one or more Management Positions with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Article or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation.

    The Corporation may purchase and maintain insurance at the expense of the Corporation on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys' fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability or expense under this Article or otherwise.

    Without limiting the generality of the foregoing provisions, no present or future director or officer of the Corporation, or his heirs, executors, or administrators, shall be liable for any act, omission, step, or conduct taken or had in good faith, which is required, authorized, or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any federal or state statute or municipal ordinance regulating the Corporation or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies, or subsidiaries of public utility holding companies. In any action, suit, or proceeding based on any act, omission, step, or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer, and his heirs, executors, and administrators, shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit, or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs, and attorneys' fees.

    The foregoing rights shall not be exclusive of any other rights to which any such director or officer or employee may otherwise be entitled and shall be available whether or not the director or officer or employee continues to be a director or officer or employee at the time of incurring any such expenses and liabilities.

  The Company has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

Item 16. Exhibits.

 Exhibit
 Number
 -------
  1.1    --  Form of Underwriting Agreement relating to Senior Notes.*
  1.2    --  Form of Underwriting Agreement relating to Junior Subordinated
             Notes.*
  1.3    --  Form of Underwriting Agreement relating to Preferred Securities.*
  4.1    --  Senior Note Indenture between Savannah Electric and Power Company and The Bank of New York, as Trustee (Designated in the Company's
             Current Report on Form 8-K dated March 9, 1998 as Exhibit 4.1).
  4.2    --  Form of Supplemental Indenture to Senior Note Indenture to be used in connection with the issuance of Senior Notes.*
  4.3    --  Subordinated Note Indenture between Savannah Electric and Power
             Company and The Bank of New York, as Trustee (Designated in the
             Company's Current Report on Form 8-K dated December 3, 1998 as
             Exhibit 4.3).
  4.4    --  Form of Supplemental Indenture to Subordinated Note Indenture to
             be used in connection with the issuance of Junior Subordinated
             Notes.*
  4.5    --  Certificate of Trust of Savannah Electric Capital Trust II.
  4.6    --  Trust Agreement of Savannah Electric Capital Trust II.
  4.7    --  Form of Amended and Restated Trust Agreement of Savannah Electric
             Capital Trust II.
  4.8    --  Form of Preferred Security of Savannah Electric Capital Trust II
             (included in Exhibit 4.7 above).
  4.9    --  Form of Senior Note (included in Exhibit 4.2 above).
  4.10   --  Form of Junior Subordinated Note (included in Exhibit 4.4 above).
  4.11   --  Form of Guarantee relating to Savannah Electric Capital Trust II.
  4.12   --  Form of Agreement as to Expenses and Liabilities relating to
             Savannah Electric Capital Trust II (included in Exhibit 4.7 above).
  5.1    --  Opinion of Bouhan, Williams & Levy LLP.
  5.2    --  Opinion of Richards, Layton & Finger, P.A. relating to Savannah
             Electric Capital Trust II.
 12.1    --  Computation of ratio of earnings to fixed charges.
 12.2    --  Computation of ratio of earnings to fixed charges plus preferred dividend requirements (pre-income tax basis).
 23.1    --  Consent of Arthur Andersen LLP.
 23.2    --  Consent of Bouhan, Williams & Levy LLP (included in Exhibit 5.1 above).
 23.3    --  Consent of Richards, Layton & Finger, P.A. (included in Exhibit
             5.2 above).
 24.1    --  Powers of Attorney and Resolution.
 25.1    --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Senior Note Indenture
             Trustee.
 25.2    --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Subordinated Note Indenture
             Trustee.
 25.3    --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee, relating to
             Savannah Electric Capital Trust II.
 25.4    --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee, relating to Savannah Electric Capital Trust II.

  Exhibits listed above which have hereinbefore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
--------
* To be subsequently filed or incorporated by reference.

Item 17. Undertakings.

  (a) Undertaking related to Rule 415 offering:

    The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Undertaking related to acceleration of effectiveness:

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) The undersigned registrants hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Savannah Electric and Power Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 29th day of March, 2001.

                                          SAVANNAH ELECTRIC AND POWER COMPANY

                                                  G. Edison Holland, Jr.,
                                          By:
                                               President and Chief Executive
                                                          Officer

                                                       Wayne Boston,
                                          By:
                                                     Attorney-in-fact

  Pursuant to the requirements of the Securities Act of 1933, Savannah Electric Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 29th day of March, 2001.

                                          SAVANNAH ELECTRIC CAPITAL TRUST II

                                                Savannah Electric and Power
                                                          Company
                                          By:
                                                         Depositor

                                                       Wayne Boston,
                                          By:
                                                    Assistant Secretary

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following directors and officers of Savannah Electric and Power Company in the capacities and on the date indicated.

             Signature                       Title                 Date

                                      President, Chief
       G. Edison Holland, Jr.          Executive Officer
                                       and Director
                                       (Principal
                                       Executive Officer)

                                      Vice President,
          Kirby R. Willis              Treasurer and
                                       Chief Financial
                                       Officer (Principal
                                       Financial and
                                       Accounting
                                       Officer)

          Gus H. Bell, III
          Archie H. Davis
          Walter D. Gnann
       Robert B. Miller, III          Directors
        Arnold M. Tenenbaum

            Wayne Boston                                      March 29, 2001
By:
  (Wayne Boston, Attorney-in-fact)